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                                                                    Exhibit 23.2


[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the inclusion in the Form 10-K of Ivanhoe Energy Inc. for 2004, of our report dated February 10, 2005 on oil and gas reserves of Ivanhoe Energy Inc. and its subsidiaries.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ Danny D. Simmons
                                           ------------------------
                                           Danny D. Simmons
                                           Executive Vice President

Houston, Texas
February 24, 2005

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